Exhibit 10.2

AMENDMENT NO. 1 TO SUPPLY AGREEMENT

This Amendment No. 1 to Supply Agreement (this “Amendment”) is made and entered into effective as of June 30, 2026 (“Effective Date”) by and between:

Verde Renewables, Inc. (“Verde”), a corporation organized under the laws of the State of Missouri,

and

Biochar Solutions LLC (“BSL”), a limited liability company organized under the laws of the State of Oregon.

Collectively referred to as the “Parties.”

1. Amendment to Supply Agreement

This Amendment amends that certain Supply Agreement executed between the Parties on March 12, 2026 (the “Agreement”) on the terms provided for herein. This Amendment is undertaken pursuant to Section 12 of the Agreement. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Subsequent Agreement

The Parties hereby agree that the last paragraph of Section 1 of the Agreement entitled “Purpose; Binding Nature” shall be amended and restated in its entirety to read as follows:

“This Agreement is binding upon execution and will be superseded following the Initial Period (or sooner if agreed to by Verde and BSL) by a mutually executed 5-Year Biochar Supply and Carbon Credit Sharing Agreement, which shall be renewable for an additional five (5) years (the “Subsequent Agreement”). The Parties shall use their best efforts to negotiate and enter into the Subsequent Agreement on or before June 30, 2027 (the “Target Date”). If the Subsequent Agreement is not entered into by the Target Date for any reason, Verde and BSL shall remain bound by the terms of this Agreement.”

3. Initial Supply

The Parties hereby agree that Section 2(c)(i) of the Agreement shall be amended and restated in its entirety to read as follows:

“(i)	BSL will initially supply up to 38,500 U.S. tons of biochar annually (the “Initial Supply”) to support Verde’s engineered product portfolio and carbon credit strategy. This annual volume (with “annual” for these purposes being measured from March 1 of each calendar year) represents a combination of current production of BSL Biochar from BSL’s regional facilities. BSL warrants and will ensure that at least fifty percent (50%) of the Initial Supply will qualify for carbon removal credit generation. This Initial Supply is subject to increase upon Verde’s request (subject to good faith discussions and mutual agreement of the Parties) based on, among other factors, the requirements of Verde’s customers or commercial collaborators (including, without limitation Ergon Asphalt and Emulsions Inc. and its affiliates (“Ergon”)).”

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4. Intellectual Property

The Parties hereby agree that Section 4 of the Agreement entitled “Intellectual Property (Joint Patent Development)” shall be amended and restated in its entirety to read as follows:

“(a) White Labeling:

(i)	Generally: All biochar (including all BSL Biochar)_supplied to Verde or its customers or commercial collaborators by BSL under the terms of this Agreement shall be supplied by BSL to Verde on a “white label” basis. All such biochar and/or BSL Biochar will be delivered without any BSL trademarks, trade names, logos, branding, or other identifying markings. BSL shall apply Verde’s trademarks, trade names, logos, labels, and other proprietary branding elements (collectively, the “Verde Marks”) to the Products and their packaging in strict accordance with the specifications, artwork, and design guidelines provided by Verde (the “Verde Mark Specifications”). Alternatively, Verde shall be entitled to rebrand, relabel, and market all biochar and/or BSL Biochar supplied hereunder exclusively utilizing the Verde Marks.

(ii)	Grant of License: Verde hereby grants to BSL a non-exclusive, non-transferable, royalty-free, revocable, and limited license to use the Verde Marks and Verde Mark Specifications solely during the term of this Agreement and for the express, limited purpose of manufacturing and packaging the biochar and/or BSL Biochar as contemplated hereby.

(iii)	Reservation of Rights: BSL acknowledges and agrees that Verde retains sole and exclusive ownership of all right, title, and interest in and to the Verde Marks, the Verde Mark Specifications, and any associated intellectual property.

(iv)	Restrictions: BSL shall not market, sell, distribute, or dispose of any biochar or BSL Biochar bearing the Verde Marks, or any packaging or materials incorporating the Verde Marks, to any third party without Verde’s express prior written consent.

(b) Patent Filing: Verde and BSL will jointly file for U.S. and/or international patent protection for the Designer-Blend Char formulation developed by the Parties hereunder to optimize the performance of Verde’s BioAsphalt™.

(c) Ownership: Patent rights shall be owned jointly by the Parties on an undivided equal partial interest basis. The listed individual co-inventors of any patents shall be Jack Wong and Eric Bava of Verde, and Karl Strahl and Greg Blair of BSL (or such other employees of Verde and BSL who the Parties agree are co-inventors). The Parties will (as soon as deemed advisable by Verde in its reasonable discretion) cause such individuals to assign an undivided equal partial interest in the applicable patent as a whole to each Party.

(d) Filing & Costs: Verde shall coordinate patent preparation and filing with intellectual property counsel of its choosing. All associated patent costs (drafting, filing, prosecution, and maintenance) will be shared equally.

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(e) Use & Licensing: Each Party may freely use the jointly owned intellectual property in its respective operations; however, any assignment or commercial licensing to third parties shall require the prior written consent of each of Verde and BSL and equitable revenue sharing, with specific terms to be set forth in the Subsequent Agreement or another definitive agreement. BSL hereby acknowledges the existing commercial relationship Verde has with Ergon and hereby consents to the licensing or use of any current and future jointly developed biochar-related intellectual property in connection with any supply, commercialization or similar agreements (as may be amended or modified from time to time) between Verde and Ergon.”

4. Future Pricing

The Parties hereby agree that Section 6(a) of the Agreement entitled “Pricing” shall be amended and restated in its entirety to read as follows:

“(a) Pricing: Per-ton pricing to be mutually established and reviewed annually as of January 1 and agreed to effective as of March 1 annually, reflecting production costs, freight, and market conditions, including, without limitation, any supply, commercialization or similar agreement between Verde and any third party, including Ergon (as amended or modified from time to time).”

5. Effect of Amendment

Except as expressly amended herein, all other terms, conditions, rights, and obligations contained in the Agreement remain unchanged and in full force and effect. In the event of any inconsistency between this Amendment and the Agreement, this Amendment shall prevail.

6. Execution

This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic or scanned signatures shall be deemed valid and binding.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

VERDE RENEWABLES, INC.

By:	/s/ Jack Wong
Name:	Jack Wong
Title:	CEO
Date:	6/30/26

BIOCHAR SOLUTIONS LLC

By:	/s/ Greg Blair
Name:	Greg Blair
Title:	Manager
Date:	6/30/26

[Signature Page to Amendment No. 1 to Verde-BSL Supply Agreement]

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